EXHIBIT 23.1








                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS







As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated September 17, 1998, included in Herley Industries, Inc.'s Form 10-K for the fiscal year ended August 2, 1998, and to all references to our Firm included in this registration statement.


                                        /s/ Arthur Andersen LLP

Lancaster, Pennsylvania
 February 15, 1999